Exhibit 10.9.2

PAVmed Inc. One Grand Central Place, Suite 4600 60 East 42nd Street New York, NY 10170 212-949-4319 info@pavmed.com www.pavmed.com

February 15, 2017

Michael Glennon

Dear Mr. Glennon:

This letter will serve to amend the Consulting Agreement (“Consulting Agreement”), dated as of October 12, 2016, between you and PAVmed Inc.

Regarding Section 3 of the Consulting Agreement, you have notified the Company of your election to permanently waive your right to receive all accrued and unpaid compensation due to you through and including December 31, 2016 for services rendered under the Consulting Agreement during the year ended December 31, 2016 and the Company has accepted your election relative to this waiver of your 2016 consulting compensation.

Except as amended herein, all other provisions of the Consulting Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

PAVMED INC.

By:	/s/ Richard F. Fitzgerald
Name: Richard F. Fitzgerald
Title: Chief Financial Officer

AGREED TO:

/s/ Michael Glennon
Michael Glennon